Exhibit 2.9

                               ITC CANADA LIMITED

                                DEMAND DEBENTURE

1.       In this Debenture:

         (a) "Company" means ITC Canada Limited, a body corporate, incorporated under the laws of Nova Scotia;

         (b) "Funded Obligations" means any money indebtedness whether by way of bonds, debentures, debenture stock, or otherwise, the principal amount of which, by its terms, is not payable on demand, and the date of payment of which is more than twelve (12) months from the date of incurring the same;

         (c) "Lien hereof" means the security constituted hereunder or pursuant hereto in any manner howsoever created;

         (d) "Mortgaged Premises" means the Specifically Mortgaged Premises and also the undertaking, property and assets hereby assigned and transferred to and charged by way of a floating charge to or in favour of NSBDC;

         (e) "NSBDC" means Nova Scotia Business Development Corporation, a crown corporation of the Province of Nova Scotia and/or the holder in due course of this Debenture;

         (f) "Principal Agreement" means a certain agreement between NSBDC and the Company, evidenced by a letter of offer from NSBDC to the Company dated September 16, 1998 and accepted by the Company on September 22, 1998 under the terms of which, inter alia, the Company agreed to create and issue this Debenture to NSBDC;

         (g)  "Principal Amount" means $3,600,000.00 (Canadian Funds);

         (h)  "Specific  Lien  hereunder" and similar  expressions  refer to the
              security   constituted   hereby  or   pursuant   hereto  upon  the
              Specifically Mortgaged Premises;

         (i) "Specifically Mortgaged Premises" means the property and assets hereby mortgaged or charged by way of a fixed and specific mortgage or charge to or in favour of NSBDC;

         (j) "This Debenture" means this Debenture created and issued pursuant to the provisions of the Principal Agreement.

2. FOR VALUE RECEIVED the Company hereby acknowledges itself indebted and promises to pay on demand to or to the order of NSBDC the Principal Amount in lawful money of Canada, on presentation and surrender of this Debenture, to NSBDC at its address, 1800 Argyle Street, 6th Floor, PO Box 519, Halifax, NS B3J 2R7, or at such other place as NSBDC may designate by notice in writing to the Company, and to pay interest thereon from the date hereof at the rate of 8% per annum in like money at the same place on the last day of each month, and, should the Company at any time make default in payment of any principal or interest, to pay interest both before and after judgment on the amount in default at the same rate in like money at the same place on the same dates.


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3.       This  Debenture  shall be construed in accordance  with the laws of the
         Province of Nova Scotia, and shall be treated in all respects as a Nova Scotia contract.

4. As security for the payment of the Principal Amount, interest and all other monies from time to time owing hereunder, the Company hereby:

         (a) grants, mortgages, and charges as and by way of a fixed and specific mortgage, pledge and charge, to and in favour of NSBDC, its successors and assigns, and grants to NSBDC a security interest in its premises located at 1959 Upper Water Street, Suite 600, Purdy's Wharf Tower One, Halifax, NS, B3J 3N2 and in all equipment and leasehold improvements now owned or hereafter acquired by the Company including those located at the said premises;

         (b) assigns and transfers to NSBDC, its successors and assigns, and, all right, title, benefit and interest of the Company in and to all registered or unregistered trademarks, trade and brand names, service marks, copyrights and/or copyright materials and/or materials capable of being copyrighted, designs, inventions, patents, patent applications, patent rights (including any patents issuing on such applications or rights), licences, sub-licences, franchises, formulae, processes, technology courseware, software and related materials, training courses and discs, manuals, publications and any property developed thereunder and therefrom and other industrial and intellectual property owned and/or used in connection with the Company's business and computer programs, customer and vendor lists and records in connection with such business now owned or hereafter acquired or developed by the Company, and the right to copy, publish, amend, transmit, alter, licence, franchise, digitize and further develop all such property; and

         (c) grants, mortgages, and charges as and by way of a first floating charge to and in favour of NSBDC, its successors and assigns, and grants to NSBDC a security interest in all the undertaking, property and assets of the Company both present and future, of whatsoever nature and kind (other than such thereof as are from time to time effectively and validly subjected to and not released from or discharged or disposed of free from the Specific Lien hereof), including without limitation franchises, uncalled capital and goodwill; it being understood that the charges on the Company's inventory and accounts receivable held by NSBDC shall be subject to charges now given or which may hereafter be given to the bankers for ITC Learning Corporation (presently Wachovia Bank, N.A.) and that the charges on all other assets of the Company shall rank pari passu with the rights of the bankers for ITC Learning Corporation to be shared on the basis of the amounts outstanding at the commencement of enforcement of any security to NSBDC on the Cdn. $2,000,000 loan advanced or to be advanced by NSBDC to the Company and, with respect to the bankers for ITC Learning Corporation, the lesser of (i) the amount owed by ITC Learning Corporation to its bankers, and
                  (ii) Cdn. $1,000,000. If the security constituted by this Debenture is enforced to obtain repayment of any obligation of the Company to NSBDC other than in respect to the said Cdn. $2,000,000 loan, it shall be enforced subject to the prior right of the bankers for ITC Learning Corporation to obtain full repayment of the obligations of the Company under a guarantee to such bankers for the indebtedness of ITC Learning Corporation.

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5.       The mortgages and charges created under Subsection 4(c) shall in no way hinder or prevent the Company from, and the Company is hereby permitted and authorized to, until the security hereby constituted becomes enforceable and NSBDC determines to enforce it, sell alienate, assign, lease, licence and dispose of or deal with the subject matter of such assignment, transfer and charges in the normal course of its operations and for the purpose of carrying on such operations, provided:

         (a) that such action is not a breach of any express provisions of the Principal Agreement or this Debenture; and

         (b) that the Company does not (and it hereby covenants that it will not make, give, create or assume any mortgage, pledge, charge, assignment or other security, whether fixed or floating, upon the subject matter thereof other than charges on inventory or receivables or both given to the Company's bankers in the ordinary course of business as security for obligations other than Funded Obligations.

6. The assignments, transfers, mortgages and charges hereby created or for which provision is hereby made shall:

         (a) be effective whether the moneys secured thereby or any part thereof is advanced before or after or at the time of the issue of this Debenture;

         (b) not extend or apply to the last day of the term of any lease or agreement therefor but upon the enforcement of any of the assignments, transfers, mortgages and charges, the Company shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

7. Subject to any defects in title and any charges or encumbrances existing at the date of conveyance to the Company by Grant Thornton Limited as receiver of Mentor Networks Inc. and High Performance Group (Canada) Inc., the Company hereby warrants and represents:

         (a) that it lawfully owns and is lawfully possessed of the Mortgaged Premises;

         (b) that it has good right and lawful authority to assign, transfer, mortgage and charge its undertaking, property and assets as hereby mortgaged and charged;

         (c) that the Mortgaged Premises are free and clear of any deed of trust, mortgage, lien, charge or encumbrance except as herein specifically authorized;

         (d) that it will warrant and defend title to the Mortgaged Premises against the claims and demands of all persons whatsoever.



8.       The Company hereby covenants and agrees with NSBDC that:

         (a) it will at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, mortgages, transfers,


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                  assignments and assurances as NSBDC may reasonably require for the better assuring, mortgaging, transferring, assigning and confirming to NSBDC all and singular the property and assets
                  hereby  mortgaged,   transferred,   assigned  and  charged  or
                  intended so to be or which the Company may hereafter become bound to mortgage, transfer, assign and charge in favour of NSBDC and for the better accomplishing and effectuating of the intentions of this Debenture;

         (b) it will from time to time, execute and do all such assurances and things as in the opinion of NSBDC are necessary or advisable for validly giving to NSBDC (so far as possible under the laws of the various jurisdictions where the Specifically Mortgaged Premises are situate) the security hereby intended to be created, all such assurances being in such form as NSBDC may advise;

         (c) it immediately after its execution, cause this Debenture and every instrument supplemental or ancillary thereto to be registered, filed or recorded at all offices where such registration, filing or recording may in the opinion of NSBDC be necessary or of advantage to the security hereby created or intended to be created, and will on demand deliver or exhibit to NSBDC certificates, establishing such registration, filing or recording and will do, observe and perform all matters and things necessary or expedient to be done, observed or performed for the purpose of creating and maintaining the
                  security   thereby   constituted  as  a  valid  and  effective
                  security;

         (d) it will after the security hereby created has become enforceable and NSBDC has determined to enforce it, from time to time, execute and do all such assurances and things as NSBDC may reasonably require for facilitating the realization of the Mortgaged Premises and for exercising all the powers, authorities and discretions hereby conferred upon NSBDC and for confirming to any purchaser of any of the Mortgaged Premises whether sold by NSBDC hereunder or by or pursuant to judicial proceedings, the title to the property so sold, and that it will give all notices and directions as NSBDC may consider expedient;

         (e) at any and all times the Company will do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, conveyances, mortgages, hypothecates, charges, cessions, transfers and assurances in law as NSBDC shall reasonably require, for the purpose of giving NSBDC a valid assignment, transfer, mortgage, hypothecate, charge or security of the nature herein specified upon all property, whether now owned or hereafter acquired by the Company, intended to be covered hereby, and for the better assuring, conveying, mortgaging, hypothecating, assigning, confirming, pledging, charging, ceding or transferring to NSBDC all and singular the hereditaments and premises, estates and property hereby mortgaged, hypothecated, pledged and/or charged and/or ceded and transferred, or intended so to be, or which the Company may hereafter become bound to mortgage, hypothecate, pledge and/or charge and/or cede and transfer in favour of NSBDC.

9. Until the security hereby constituted becomes enforceable and NSBDC determines to enforce it, the Company shall be permitted in the same manner and to the same extent as if this Debenture had not been executed, but subject to the express terms thereof, to possess, operate, manage, use and enjoy the Mortgaged Premises, freely to control the conduct of its business and to take and use the rents, incomes, profits and issues thereof.


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

10. General Covenants: The Company covenants with NSBDC that so long as this Debenture remains outstanding:

         (a) the Company will well, duly and punctually pay or cause to be paid to NSBDC, all amounts due and owing to NSBDC from time to time (including, in the case of default, interest on the amount in default) at the place and in the manner stipulated herein;

         (b) at all times the Company will maintain its corporate existence, carry on and conduct its business in a proper, efficient and businesslike manner and in accordance with good business practice, keep or cause to be kept proper books and accounts in accordance with sound accounting principles, and without limiting the generality of the Company's obligations under the Principal Agreement, file promptly with NSBDC copies of all its annual financial statements after the date hereof as well as any other information relating to the Company's business as NSBDC may require to enable it to evaluate its security;

         (c) the Company will punctually pay and discharge all indebtedness lawfully incurred by or imposed upon it, the Mortgaged Premises or any part thereof by virtue of any law, regulation, order, direction or requirement of any competent authority or any contract, agreement, lease, licence, concession, franchise, permit or otherwise, failure to pay or discharge which might result in any lien or charge or any right of distress, forfeiture, termination or sale or other remedy being enforced against the Mortgaged Premises or any part thereof, and will exhibit to NSBDC when required a certificate of its auditors or other evidence establishing such payments, provided that the Company may refrain from paying and discharging any such indebtedness so long as it in good faith contests liability therefor, and provided further that the Company may upon delivery to NSBDC of a certificate signed by its duly authorized officers to the effect that any asset, not being part of the Specifically Mortgaged Premises, is no longer useful in the conduct of its business, refrain and continue to refrain from paying and discharging any obligations in respect of such asset;

         (d) except as specifically authorized herein, the Company will not, without the prior written consent of NSBDC, create or assume any mortgage, pledge, charge, lien or other encumbrance of any kind whatsoever on any asset subject to the Lien hereof;

         (e) generally, the Company will well and truly perform and carry out all the acts or things to be done by it respectively as provided in this Debenture;

         (f) the Company will duly and punctually perform all of its obligations under the Principal Agreement;

         (g) the Company will insure and keep itself insured against fire and extended coverage, property damage and public liability in amounts satisfactory to NSBDC;


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

                  (i) all such insurance shall be taken out and maintained by specific or blanket policies or both with such insurers as the Company selects and NSBDC approves;

                  (ii) all insurance against loss or damage to the Specifically Mortgaged Premises or any part thereof will be made payable to NSBDC and the Company as their interests may appear, and the Company will cause NSBDC to be kept supplied with up to date copies of all policies therefor and to be paid the proceeds of any claims payable thereunder in respect to the Specifically Mortgaged Premises, but, without limiting the generality of the foregoing, nothing herein contained shall be deemed to hinder or prevent the Company in respect of blanket policies which include or cover, in addition to property forming part of the Specifically Mortgaged Premises, property not forming) part thereof upon which security is or may be given to any bank or other encumbrances as permitted under any provisions hereof, from providing in such policies that any losses payable thereunder be paid to NSBDC and such bank or other encumbrances as their respective interests may appear;

                  (iii) the Company shall,  prior to the expiry of any insurance policy, deliver to NSBDC a renewal receipt, binder or new policy, replacing such expiring insurance and will keep NSBDC informed of any change or alteration in the property of the Company of a character so usually insured, and shall furnish NSBDC with particulars of all insurance covering the Mortgaged Premises or any part thereof.

         (h) whether or not the transactions contemplated by the Principal Agreement or this Debenture are consummated, the Company will reimburse NSBDC or cause it to be reimbursed for any reasonable out of pocket expenses incurred by NSBDC in connection with the transactions therein or herein contemplated (either as therein stipulated or as they may hereafter from time to time be amended) including, without limitation, the reasonable charges and disbursements of its financial consultant retained at the request of the Company or retained in the event NSBDC deems its security in jeopardy and its counsel and any counsel whom it or they may consult on matters of the laws of any jurisdiction which its counsel deems relevant to the transaction therein contemplated, for the services of such counsel in connection with the preparation of any future modifications of the Debenture or any security for the Debenture or any waiver or consent under or in respect thereof and any monies so paid or costs, charges or expenses incurred by NSBDC in respect thereto shall be added to the principal monies secured by this Debenture and if not paid by the Company within 30 days of demand shall bear interest at the rate of fifteen percent (15%) per annum which amount so incurred by NSBDC and interest shall be secured by the Debenture in the same manner as the Principal Amount and interest under this Debenture.

11. Subject to the terms of the Debenture, in each and every of the following events all amounts owed by the Company to NSBDC shall immediately become due and payable to the full extent of the Principal Amount and interest and the security constituted by this Debenture shall become enforceable:


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         (a)      if the Company defaults in the payment of the Principal Amount and interest at the rate hereinbefore set out upon demand; or

         (b) if the Company falls to pay any taxes or assessments levied upon or in respect of the Mortgaged Premises after they have become due and payable provided that, the Company may with the consent of NSBDC delay payment of such taxes or assessments for such period as NSBDC may agree and further provided that if the Company bona fide disputes the legality or amount of any such taxes or assessments, they shall not be deemed due and payable within the meaning of this subclause (b) until they are so adjudged by the last tribunal to which the Company appeals. (If NSBDC requires the Company to do so, the Company will post security with NSBDC for the full amount of such taxes or assessments.); or

         (c) if any execution foreclosure or other process is levied or enforced against any of the property, undertaking or assets of the Company; or

         (d) if any sum admitted due or not disputed to be due by the Company and forming or capable of being made a charge upon the Mortgaged Premises in priority to the security of this Debenture remains unpaid after proceedings have been taken to enforce it as such prior charge or for a period of more than five (5) days after NSBDC has demanded that such sum be paid; or

         (e) if the Company becomes bankrupt within the meaning of the applicable bankruptcy law or insolvent or makes a general assignment for the benefit of creditors or otherwise acknowledges its insolvency, or if any order is made or a resolution passed for the winding up of the Company, or any application be made under the Company's Creditors Arrangement Act, or an encumbrancer shall take possession of the Mortgaged Premises or any part thereof; or

         (f) if the Company, without the consent of NSBDC, ceases to carry on its business; or

         (g) if the Company at any time creates or purports or attempts to create any mortgage, pledge, charge, assignment or other security, whether fixed or floating on the Mortgaged Premises or any part thereof other than encumbrances expressly authorized by any provisions hereof; or

         (h) if the Company neglects to carry out or observe any other covenant or condition of this Debenture; or

         (i) if the Company or any of its affiliates falls to perform any of their obligations undertaken in favour of NSBDC pursuant to the Principal Agreement or any agreements supplemental thereto or any other agreements between the Company or its affiliates and NSBDC; or

         (j) if the Company shall make default under the provisions of any instrument creating a charge on the Mortgaged Premises ranking after the security of this Debenture unless within such time as will prevent the exercise under such instrument of the remedies provided therein or available thereunder in cases of default and in any event within 30 days from receipt of notice to that effect from NSBDC, the Company remedies such default and the rights of NSBDC hereunder have not been prejudicially affected; or if the trustee or holder under any such instrument, whether or not any such default shall have been made shall take any proceedings with a view, to appointing a receiver or with a view to entering upon or foreclosing on the Mortgaged Premises.



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12.      Any time  after an event of default  has  occurred  NSBDC may,  on such terms and conditions (if any) as it may prescribed, waive such default and/or that part of Section I 1 hereof rendering this Debenture outstanding immediately due and payable, provided that no such waiver shall affect or be deemed to affect in any way any subsequent default or any rights resulting therefrom.

13. Whenever the security hereby constituted shall have become enforceable NSBDC may:

         (a) by instrument in writing appoint any person or persons, whether an employee or employees of NSBDC or not, to be a receiver ("receiver" in this Section 13 includes receivers; a receiver and manager; and receivers and managers) of the Mortgaged Premises or any part thereof, wherever located, and may remove any receiver so appointed and appoint another in his stead. Any such receiver so far as concerns responsibility for his acts, be the agent of the Company and NSBDC shall not in any way be responsible for any misconduct or negligence on the part of such receiver. Any such receiver shall have such powers as are set out in Section 13 (b) and (d) hereof, shall have power with or without taking possession to lease all or any part of the Mortgaged Premises to such person and upon such terms as he deems fit and shall have the power to take possession of the Mortgaged Premises or any part of such property and to convey, transfer and assign to a purchaser or purchasers the title to any of the undertaking, property and assets so sold. Subject to NSBDC's right of waiver under
                  Section 12 hereof the floating charge hereby created shall crystallize on the earlier of:

                  (i) the commencement of any proceedings in any Court by NSBDC to enforce the security herein constituted;

                  (ii) the appointment hereunder or by a Court of any receiver of the Mortgaged Premises or any part thereof;

                  (iii) the  happening  of  any  event  sufficient  at law or in equity to crystallize the said floating charge; and/or

         (b) by its agents or attorney take possession of all or any part or parts of the Mortgaged Premises with full power to exclude the Company, its agents and servants therefrom, carry on, manage and conduct the business operations of the Company; preserve and maintain the Mortgaged Premises and make such replacements thereto and additions thereto as it shall deem judicious; receive the rents, incomes and profits thereof of any kind whatsoever; and enjoy and exercise all powers necessary to the performance of all functions provided for in this paragraph including but not in limitation thereof, the power to purchase on credit, borrow money in the Company's or its own name; and/or

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         (c)      apply to a Court of competent jurisdiction for the appointment of a receiver to take possession of all or such part or parts of the Mortgaged Premises wherever located as NSBDC desires with the duties, powers and obligations otherwise set forth in this Section 13 and with such additional powers as the Court making the appointment shall confer; and the Company hereby consents to the appointment of such receiver and waives notice of any application to make such appointment; and/or

         (d) with or without taking possession sell all or part of the Mortgaged Premises either as a whole or in separate parcels at public auction or by private sale at such times and places and subject to adjournment from time to time and on such terms and conditions as NSBDC shall appoint; and/or

         (e) take any action or proceedings to enforce payment of this Debenture or performance of any other covenant contained herein or to enforce the security hereby constituted and to bring to sale the Mortgaged Premises and any part or parts thereof under a judgment or decree of the court of competent jurisdiction or by an enforcement of any other legal remedy which NSBDC shall deem most effectual to protect and enforce its rights; and/or

         (f) NSBDC may foreclose the security constituted under this Debenture by suit of foreclosure in accordance with the practice from time to time prevailing for such foreclosures.

14. On any sale or sales under Section 13 hereof or otherwise, NSBDC may purchase the whole or part of the property so sold and may apply towards the purchase price thereof this Debenture at an amount equal to the sum that would be received in respect of this Debenture upon the distribution of the proceeds of such sale.

15. After any default NSBDC may either before, during, or after any act, action or proceeding for realizing upon the Mortgaged Premises or enforcing the security constituted hereby or any obligation of the Company hereunder recover judgment against the Company and levy execution thereon for the whole amount then due and payable to the Company. The right to recover such judgment and levy such execution shall not be affected by any entry or taking possession or sale hereunder or by the exercise of any other right, power or remedy and the exercise of such right to recover judgment and levy execution shall not in any mariner or to any extent affect the Lien hereof or rights, powers, or remedies of NSBDC.

16. No remedy conferred on NSBDC shall be deemed exclusive of any other remedy. Each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity and may be exercised from time to time and as often as is deemed expedient.

17. Any and all moneys arising from any sale or realization of the whole or any part of the Mortgaged Premises shall be held by NSBDC, IN TRUST, for the following purposes, in the order of priority in which they are listed:

         (a) to pay or retain the compensation, cost, expenses and outlays including any interest thereon incurred or payable by or to it or any receiver as defined in Section 14 hereof in connection with such sale or realization;

         (b) to pay or retain the costs of NSBDC taxed as between solicitor and client of any proceeding in any Court taken by NSBDC to enforce the security herein constituted;

         (c) to pay all taxes, assessments and other charges upon the Mortgage Premises to the extent they form a charge prior to this Debenture;

         (d) to pay or retain all amounts due and payable to NSBDC by the Company for any reason whatsoever, under or pursuant to this Debenture or otherwise;

         (e) to pay the balance of such moneys, if any, to the Company or to the Accountant General of the Supreme Court of Nova Scotia, at the option to NSBDC.

18. All amounts described in Sections 17 (a), (b) and (c) hereof which are paid by NSBDC or any receiver shall be added to the Principal Amount hereby secured and shall be a charge upon the property and assets of the Company charged hereunder in priority to the Principal Amount.

19. Upon default by the Company and demand for possession by NSBDC, the Company, its officers, agents and servants shall immediately surrender and deliver to NSBDC all the Mortgaged Premises and execute all such instruments and do all such acts and things as may be necessary or desirable to put NSBDC in actual possession of the Mortgaged Premises.

20. Any notice or demand upon the Company shall be valid if given by postage prepaid registered letter addressed to the principal office of the Company and shall be deemed to have been served or given five business days after the day such letter is posted. Nothing herein shall preclude the delivery of notices or demands by means other than mailing.

21. No delay or omission of NSBDC to exercise any right or power accruing upon any default, shall impair any such right or power or shall be construed to be a waiver of any such default or in acquiescence therein and every power and remedy given hereby to NSBDC may be exercised by it, from time to time and as often as may be deemed by it.

22. This security is in addition to and not in substitution for any other security now or hereafter held by NSBDC.

23. This Debenture may be assigned, deposited and pledged by the Company as collateral security for all of its present and future indebtedness and liabilities to NSBDC and, when redelivered to the Company or its nominee, shall be forthwith cancelled, provided however, that this Debenture shall not be deemed to have been redeemed by reason of the account of the Company having ceased to be in debit while this Debenture was so assigned, deposited or pledged and no payment shall reduce the amount owing or payable under this Debenture unless specifically appropriated to the payment on account of this Debenture at the time of payment.

24. This Debenture and all of its provisions shall ensure to the benefit of NSBDC and shall be binding upon the Company, its successors and assigns.

          IN WITNESS WHEREOF the Company has caused its corporate seal to be hereunto affixed and this Debenture to be signed by its proper officers duly authorized in that behalf as of the 18th day of September, 1998.

SIGNED, SEALED AND DELIVERED                  ITC CANADA LIMITED
    in the presence of:


/s/  Robert G. MacKeigan                      By:  /s/  Wendy G. Berney
------------------------------                    ------------------------------
Witness


                                              And: /s/  Phillip Read
                                                  ------------------------------

CANADA
PROVINCE OF NOVA SCOTIA

         ON THIS 23rd day of September, 1998, before me, the subscriber personally came and appeared Robert G. MacKeigan, a subscribing witness to the foregoing Indenture, who, having by me duly sworn, made oath and said that ITC CANADA LIMITED, one of the parties thereto, caused the same to be executed in its name and on its behalf and its corporate seal to be thereunto affixed by its proper officers in his presence.



                                              /s/  Roy F. Redgrave
                                              ----------------------------------
                                              A Commissioner of the Supreme
                                                 Court of Nova Scotia

               September          1998
            -------------------------------------------------------

                               ITC CANADA LIMITED

                                       and

                              NOVA SCOTIA BUSINESS
                             DEVELOPMENT CORPORATION


            -------------------------------------------------------



                                DEMAND DEBENTURE


            -------------------------------------------------------

            Robert G. MacKeigan
            Cox Hanson O'Reilly Matheson
            Barristers and Solicitors
            Suite 1100, Purdy's Wharf Tower One
            1959 Upper Water Street
            PO Box 2380, Stn Central RPO
            Halifax  NS B3J 3E5